Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated July 24, 2007 on the financial statements of First Source Data Inc. (the “Company”) included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended April 30, 2007

“/s/Schwartz Levitsky Feldman llp”

Toronto, Ontario, Canada

Chartered Accountants

July 30, 2007

Licensed Public Accountants

1167 Caledonia Road

Toronto, Ontario M6A 2X1

Tel:  416 785 5353

Fax:  416 785 5663